Exhibit 10.8

AMENDMENT NO. 1
TO
IDEAL POWER CONVERTERS, INC.
CONVERTIBLE PROMISSORY NOTE

This AMENDMENT NO. 1 is an amendment (this “Amendment”) to the convertible promissory notes issued by Ideal Power Converters, Inc., a Texas corporation (the “Company”), to the holders whose names are set forth on Schedule A attached hereto (each, a “Holder” and collectively, the “Holders”) (collectively the “Notes”, and each individually, a “Note”).

A. The Company contemplates a new offering (“Bridge Financing”) consisting of its senior secured convertible promissory notes in a one or more tranches or series, initially in the amount of $750,000.

B. As a condition to closing the Bridge Financing, the Notes must be converted into shares of the Company's common stock in the event that the Company closes a firm commitment underwritten initial public offering of the Company's common stock that raises at least $10 million ("IPO").

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

1. Revision to Definition of Maturity. The definition of "Maturity" in the first paragraph of the Notes shall be revised to state, "All unpaid principal, together with any then accrued but unpaid interest and any other amounts payable hereunder, shall be due and payable on the earliest to occur of (i) December 31, 2013, (ii) the closing of a firm commitment underwritten initial public offering of the Company's Common Stock that raises at least $10 million ("IPO") (iii) the closing of a Qualified Financing (as defined below) and (iv) the occurrence of an Event of Default (as defined below) (the earlier of (i), (ii), (iii) or (iv) is hereinafter referred to as "Maturity").

2. Amendment to Section 5. Section 5 of the Notes shall be amended by adding the following Section 5.3 and by renumbering the current Section 5.3 as Section 5.4:

5.3 Upon an IPO. In the event that the Company consummates an IPO, the entire outstanding principal amount of this Note, any accrued but unpaid interest and any other amounts payable under this Note shall be converted automatically into the Company's Common Stock at the price per share of the Company's Common Stock offered to public investors in such IPO (the "IPO Price"). In the event of an automatic conversion, this Note shall be converted into that number of shares of Common Stock determined by dividing (i) the aggregate outstanding principal amount of this Note, any accrued but unpaid interest, and any other amounts payable under this Note by (ii) the IPO Price.

3. Miscellaneous

3.1 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Amendment are for convenience of reference only and are not to be considered in construing this Amendment or the Notes.

3.2 Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

3.3 Governing Law; Venue. THE NOTES AND THIS AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF TEXAS AS SUCH LAWS ARE APPLIED TO AGREEMENTS BETWEEN TEXAS RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN TEXAS. ANY DISPUTES OR LITIGATION THAT MAY ARISE WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT AND PROSECUTED IN TRAVIS COUNTY, TEXAS.

3.4 Representations of Holder. The representations made by each Holder at Section 7 of the Note or Notes are hereby remade and may be relied upon by the Company.

[Signature page follows]

IN WITNESS WHEREOF, Ideal Power Converters, Inc. and the Holder hereto have caused this Amendment to be executed and delivered as of the date set forth below.

Ideal Power Converters, Inc.

By:
Name:
Title:

Address:

5004 Bee Creek Rd., Suite 600
Spicewood, TX 78669
Attn: Chief Executive Officer

ACCEPTED AND AGREED:

__________________________________________
Name of Holder

By:
Name:
Title:

Address:

SCHEDULE A
NOTES
Note Holder	Date of Note	Note Amount
Passel LTD	4/26/2011	$100,000.00
Fred Beach	6/21/2011	$50,000.00
Mr Redwine	9/1/2011	$70,000.00
Don Barr	9/29/2011	$100,000.00
Charles De Tarr	10/9/2011	$40,000.00
Dr Breed	2/24/2012	$25,000.00
Joel Sher	3/25/2012	$15,000.00
Sher's Family Trust	3/25/2012	$10,000.00
John Mike Barron	4/7/2012	$26,575.40
Bundschuh, John P	4/12/2012	$13,000.00
Bundschuh, Paul	4/12/2012	$13,000.00
Bundschuh, Peter W	4/12/2012	$13,000.00
Budschuh, William	4/12/2012	$13,000.00
Mike Barron	4/18/2012	$26,575.40
Passel LTD	4/23/2012	$100,000.00
Chris Cobb	5/22/2012	$200,000.00
Charles De Tarr	5/22/2012	$150,000.00
R Andrew Webb	6/11/2012	$40,000.00
Magnus Le'Vicki	7/17/2012	$50,000.00